Exhibit 99.1
PHOENIX TECHNOLOGIES LTD. REPORTS

SECOND QUARTER FISCAL 2009 FINANCIAL RESULTS
MILPITAS, Calif.: April 30, 2009 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the global leader in core systems software and embedded technologies, today reported financial results for the second quarter of fiscal year 2009 ended March 31, 2009, including:
— Total revenues of $15.8 million, compared to $17.1 million in the second quarter of fiscal 2008;

— GAAP net loss of ($55.1 million), or ($1.93) per share, compared to a net loss of ($1.4 million), or ($0.05) per share in the second quarter of fiscal 2008; and

— Non-GAAP net loss, adjusted to exclude charges for amortization of intangible assets, restructuring charges, stock-based compensation, and impairment of goodwill and intangible assets, of ($5.6 million), or ($0.20) per share, compared to non-GAAP net income of $2.3 million, or $0.08 per diluted share in the second quarter of fiscal 2008.
“Our second quarter performance reflects the substantial impact of the weakened global economy on the PC industry,” said President and CEO Woody Hobbs. “Inventory reductions across the global supply chain and reduced end-user PC demand drove weaker core systems revenues, and since we continued to fund important market adoption initiatives for our new products, our result was negative cash flow from operations for the quarter. In advance of these expected results, we took decisive actions to reduce our cost structure and improve operational efficiency.”
Richard Arnold, COO and CFO, said, “Our second quarter results include restructuring costs associated with our previously announced workforce and infrastructure rationalization as we moved to realign costs to revenue expectations in light of the current weak demand environment. Additionally, we incurred non-cash charges associated with the impairment of goodwill and other intangible assets which arose principally as a result of the widespread decline in corporate valuations that has occurred since the crisis in global equity markets commenced in the third quarter of calendar year 2008.”
In the course of preparing its financial statements for the quarter ended March 31, 2009, the Company concluded that, based on a combination of factors including: the recent and rapid deterioration of global economic conditions; the substantial decline in the Company’s market capitalization; the Company’s operating results; and management’s decisions to prioritize allocation of resources and to discontinue investments in certain products and services, there were sufficient indicators to require an interim impairment analysis of goodwill and other long-lived assets. As will be discussed in more detail in its Form 10-Q for the quarter ended March 31, 2009, the company recorded second quarter impairment charges of $33.2 million for goodwill and $11.9 million for other long-lived intangible assets in accordance with Statement of Financial Accounting Standards (SFAS) 142 “Goodwill and Other Intangible Assets” and SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” respectively.
Mr. Hobbs concluded, “Despite the current weakness in the PC industry, we remain committed to investing in our new products and services as we pursue a market opportunity that is several times greater than that of our core systems software products. Meanwhile, cost reduction initiatives we have undertaken both during and subsequent to the close of the quarter provide us with a right-sized operating platform from which to execute on our growth strategy. We are confident that there is broad industry and consumer interest in our new products and expect to gain further momentum as we achieve key milestones in the current quarter, including the first OEM deployments of both our FailSafe™ and HyperSpace™ products. We are also seeing some encouraging early signs of a return to more normal production levels across the PC supply chain.”
Second Quarter Fiscal 2009 Financial Summary
Total revenues for the second quarter of fiscal 2009 ended March 31, 2009 were $15.8 million, as compared with $17.1 million in the second fiscal quarter of 2008 ended March 31, 2008. Gross margin for the second fiscal quarter of 2009 was $0.3 million, compared to gross margin of $15.3 million for the second fiscal quarter of 2008. Gross margin declined principally as a result of the amortization and impairment charges recorded on purchased intangible assets, which generally relates to assets acquired during fiscal year 2008. Operating expenses for the second fiscal quarter of 2009 were $55.6 million, including an impairment of goodwill totaling $33.2 million. This compares to operating expenses of $15.0 million for the second fiscal quarter of 2008. Net loss for the second fiscal quarter of 2009 was $55.1 million, or ($1.93) per share, as compared to a net loss of $1.4 million, or ($0.05) per share, in the year-ago period. The Company ended the second fiscal quarter of 2009 with cash and equivalents of $22.6 million, down from $31.2 million at the end of the first fiscal quarter ended December 31, 2008.
Conference Call
The Company will conduct its regularly scheduled financial announcement conference call on Thursday, April 30, 2009, at 5:30 a.m. PT (8:30 a.m. ET). Investors are invited to listen to a live audio web cast of the quarterly conference call on the investor relations section of the Company’s website at http://investor.phoenix.com/webcasts.cfm, which will also contain supplemental financial information related to the conference call. A replay of the web cast will be available two hours after the conclusion of the call and will be available for 30 calendar days. Alternatively, investors can listen to the conference call via telephone at: 877-941-6009 (U.S./Canada) or 480-629-9771 (international). An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until 8:30 a.m. PT on Friday, May 29, 2009. The audio replay can be accessed by dialing 800-406-7325 (U.S./Canada) or 303-590-3030 (international) and entering conference call ID 4041377.
About Phoenix Technologies
Phoenix Technologies Ltd. (NASDAQ: PTEC), the leader in PC 3.0™ products, services and embedded technologies, pioneers open standards and delivers innovative solutions that enable the PC industry’s top system builders and specifiers to differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products and services — SecureCore, Embedded BIOS, Phoenix FailSafe, HyperSpace and eSupport — are revolutionizing the PC user experience by delivering unprecedented performance, security, reliability, continuity, and ease-of-use. The Company established industry leadership and created the PC clone industry with its original BIOS product in 1983. Phoenix has 159 technology patents and 136 pending applications, and has shipped in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com.
Phoenix, Phoenix Technologies, Phoenix SecureCore, Embedded BIOS, Phoenix FailSafe, HyperSpace, eSupport, PC 3.0 and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other marks referenced herein are the property of their respective owners.
Use of Non-GAAP Financial Information
To supplement Phoenix’s consolidated condensed financial statements presented on a GAAP basis, Phoenix also presents non-GAAP net income (loss) information in this press release. The adjustments in the current quarter consist principally of impairment charges associated with goodwill and other long-lived intangible assets in accordance with SFAS 142 and 144, respectively, non-cash stock compensation expense as required according to SFAS 123(R), restructuring charges primarily associated with the reduction in force and closure of the Company’s facility in Tel Aviv, Israel and the amortization of intangible assets. These non-GAAP adjustments, as well as management’s reasons for providing non-GAAP information, are more fully described in the reconciliation between net income (loss) on a GAAP basis and non-GAAP net income (loss) provided in the financial statements that accompany this press release.
Safe Harbor
The statements set forth above include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our ability to improve our financial performance, the deployments of our FailSafe and HyperSpace products, the level of industry and consumer interest in our new products and market trends. These statements involve risk and uncertainties, including: demand for our products and services in adverse economic conditions; our dependence on key customers; our ability to successfully enhance existing products and develop and market new products and technologies; our ability to achieve and maintain profitability and positive cash flow from operations; our ability to meet our capital requirements in the future; our ability to attract and retain key personnel; product and price competition in our industry and the markets in which we operate; our ability to successfully compete in new markets where we do not have significant prior experience; our ability to maintain the average selling price of our Core System Software for Netbooks; end-user demand for products incorporating our products and services; the ability of our customers to introduce and market new products that incorporate our products and services; our ability to generate additional capital on terms acceptable to us; risks associated with any acquisition strategy that we might employ; results of litigation; failure to protect our intellectual property rights; changes in our relationship with leading software and semiconductor companies; the rate of adoption of new operating system and microprocessor design technology; the volatility of our stock price; risks associated with our international sales and operating internationally, including currency fluctuations, acts of war or terrorism, and changes in laws and regulations relating to our employees in international locations; whether future restructurings become necessary; our ability to increase the number of volume purchase agreements and pay-as-you-go arrangements with customers; fluctuations in our operating results; the effects of any software viruses or other breaches of our network security; our ability to convert free users to paid customers and retain customers for our subscription services; storage of confidential customer information; our ability to effectively manage our rapid growth; defects or errors in our products and services; consolidation in the industry we operate in; internet infrastructure; risk associated with usage of open source software; our dependence on third party service providers; any material weakness in our internal controls over financial reporting; changes in financial accounting standards and our cost of compliance; business disruptions due to acts of war, power shortages and unexpected natural disasters; trends regarding the use of the x86 microprocessor architecture for personal computers and other digital devices; and changes in our effective tax rates. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this document are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
Investor Relations Contacts:
Phoenix Technologies Ltd.
Richard Arnold
Chief Operating Officer and Chief Financial Officer
Tel. +1 408 570 1256
investor_relations@phoenix.com
The Piacente Group, Investor Relations
Sanjay M. Hurry
Tel. +1 212 481 2050
phoenix@thepiacentegroup.com
SOURCE: Phoenix Technologies Ltd.

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	September 30,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$22,619	$37,721
Accounts receivable, net of allowances	7,594	6,246
Other assets — current	8,399	8,190

Total current assets	38,612	52,157

Property and equipment, net	5,069	4,125
Purchased technology and other intangible assets, net	8,427	22,323
Goodwill	21,926	54,943
Other assets — noncurrent	2,948	2,994

Total assets	$76,982	$136,542

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,049	$2,855
Accrued compensation and related liabilities	3,938	6,050
Deferred revenue	16,192	15,010
Income taxes payable — current	3,741	4,099
Accrued restructuring charges — current	440	658
Other liabilities — current	9,802	10,318

Total current liabilities	36,162	38,990

Accrued restructuring charges — noncurrent	46	8
Income taxes payable — noncurrent	14,391	13,629
Other liabilities — noncurrent	2,557	2,508

Total liabilities	53,156	55,135

Stockholders’ equity:
Preferred stock	—	—
Common stock	30	29
Additional paid-in capital	241,918	235,562
Accumulated deficit	(126,278)	(61,786)
Accumulated other comprehensive loss	175	(466)
Less: Cost of treasury stock	(92,019)	(91,932)

Total stockholders’ equity	23,826	81,407

Total liabilities and stockholders’ equity	$76,982	$136,542

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,		Six months ended March 31,
	2009	2008	2009	2008
Revenues:
License fees	$12,628	$14,818	$27,112	$30,227
Subscription fees	743	—	1,191	—
Service fees	2,447	2,242	4,881	4,197

Total revenues	15,818	17,060	33,184	34,424

Cost of revenues:
License fees	198	83	286	242
Subscription fees	446	—	752	—
Service fees	1,992	1,719	4,030	3,517
Amortization of purchased intangible assets	910	—	2,053	71
Impairment of purchased intangible assets	11,943	—	11,943	—

Total cost of revenues	15,489	1,802	19,064	3,830

Gross margin	329	15,258	14,120	30,594

Operating expenses:
Research and development	10,591	6,569	21,458	11,672
Sales and marketing	5,740	2,769	11,149	5,640
General and administrative	4,998	5,586	10,634	9,513
Restructuring	1,049	44	1,142	113
Impairment of goodwill	33,213	—	33,213	—

Total operating expenses	55,591	14,968	77,596	26,938

Income (loss) from operations	(55,262)	290	(63,476)	3,656

Interest and other income (expenses), net	335	(403)	605	274

Income (loss) before income taxes	(54,927)	(113)	(62,871)	3,930

Income tax expense	221	1,252	1,620	2,803

Net income (loss)	$(55,148)	$(1,365)	$(64,491)	$1,127

				.
Earnings (loss) per share:
Basic	$(1.93)	$(0.05)	$(2.27)	$0.04
Diluted	$(1.93)	$(0.05)	$(2.27)	$0.04

Shares used in earnings (loss) per share calculation:
Basic	28,560	27,431	28,465	27,291
Diluted	28,560	27,431	28,465	29,114
See notes to unaudited condensed consolidated financial statements
Phoenix Confidential

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	March 31,	December 31,	March 31,	Six months ended March 31,
	2009	2008	2008	2009	2008
Cash flows from operating activities:
Net income (loss)	$(55,148)	$(9,343)	$(1,365)	$(64,491)	$1,127
Reconciliation to net cash provided by (used in) operating activities:
Depreciation and amortization	1,417	1,618	501	3,035	1,051
Stock-based compensation	2,423	3,131	3,665	5,554	4,687
Loss from disposal of fixed assets	(4)	—	—	(4)	33
Impairment of purchased intangible assets	11,943	—	—	11,943	—
Impairment of goodwill	33,213	—	—	33,213	—
Change in operating assets and liabilities:
Accounts receivable	(2,588)	1,350	942	(1,238)	2,261
Prepaid royalties and maintenance	17	(142)	3	(125)	32
Other assets	621	(642)	(882)	(21)	(550)
Accounts payable	(1,290)	568	(177)	(722)	(3)
Accrued compensation and related liabilities	637	(2,527)	645	(1,890)	(288)
Deferred revenue	1,261	45	2,267	1,306	2,464
Income taxes	(152)	599	1,755	447	3,207
Accrued restructuring charges	95	(256)	(246)	(161)	(1,476)
Other accrued liabilities	(447)	(441)	348	(888)	878

Net cash provided by (used in) operating activities	(8,002)	(6,040)	7,456	(14,042)	13,423

Cash flows from investing activities:
Purchases of property and equipment and other intangible assets	(155)	(1,304)	(316)	(1,459)	(931)
Acquisition of businesses, net of cash acquired	—	(204)	—	(204)	—

Net cash used in investing activities	(155)	(1,508)	(316)	(1,663)	(931)

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	—	804	1,355	804	3,550
Repurchase of common stock	(52)	(35)	—	(87)	—

Net cash provided by (used in) financing activities	(52)	769	1,355	717	3,550

Effect of changes in exchange rates	(391)	277	191	(114)	238

Net increase (decrease) in cash and cash equivalents	(8,600)	(6,502)	8,686	(15,102)	16,280
Cash and cash equivalents at beginning of period	31,219	37,721	70,299	37,721	62,705

Cash and cash equivalents at end of period	$22,619	$31,219	$78,985	$22,619	$78,985

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) AND
NET EARNINGS (LOSS) PER SHARE
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,	December 31,	March 31,	Six months ended March 31,
	2009	2008	2008	2009	2008
GAAP net income (loss)	$(55,148)	$(9,343)	$(1,365)	$(64,491)	$1,127
Equity-based compensation expense under SFAS No. 123(R) (1)	2,423	3,131	3,665	5,554	4,687
Restructuring (2)	1,049	93	44	1,142	113
Amortization of purchased intangible assets (3)	910	1,143	—	2,053	71
Impairment of purchased intangible assets (4)	11,943	—	—	11,943	—
Impairment of goodwill (4)	33,213	—	—	33,213	—

Non-GAAP net income (loss)	$(5,610)	$(4,976)	$2,344	$(10,586)	$5,998

Non-GAAP earnings (loss) per share:
Basic	$(0.20)	$(0.18)	$0.09	$(0.37)	$0.22
Diluted	$(0.20)	$(0.18)	$0.08	$(0.37)	$0.21

Shares used in earnings (loss) per share calculation:
Basic	28,560	28,371	27,431	28,465	27,291
Diluted	28,560	28,371	29,514	28,465	29,114

These adjustments reconcile the Company’s GAAP net income (loss) to the reported non-GAAP net income (loss). The Company believes that presentation of net income (loss) and net income (loss) per share excluding equity-based compensation, restructuring costs, amortization of purchased intangible assets and impairment of purchased intangible assets and of goodwill provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation is excluded from non-GAAP results because management believes it is useful to investors to understand how the expenses associated with SFAS No. 123(R) are reflected in net income (loss). Restructuring costs are excluded from non-GAAP financial results since they may not be considered directly related to our ongoing business operations. Amortization of purchased intangible assets, principally purchased technology, are excluded from non-GAAP financial results since it generally cannot be changed by management after an acquisition has occurred. Impairment of purchased intangible assets and goodwill are excluded from non-GAAP financial results since management believes that these charges are not directly related to the underlying performance of the Company’s core business operations and eliminating these will assist investors to compare current versus past operational performance. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(1)	This represents equity-based compensation expense related to the Company’s adoption of SFAS No. 123(R) beginning October 1, 2005. For the three months ended March 31, 2009, equity-based compensation was $2.4 million, allocated as follows: $0.1 million to cost of revenues, $0.7 million to research and development, $0.3 million to sales and marketing and $1.3 million to general and administrative. For the three months ended December 31, 2008, equity-based compensation was $3.1 million, allocated as follows: $0.2 million to cost of revenues, $0.9 million to research and development, $0.4 million to sales and marketing and $1.6 million to general and administrative. For the three months ended March 31, 2008, equity-based compensation was $3.7 million, allocated as follows: $0.1 million to cost of goods sold, $1.0 million to research and development, $0.4 million to sales and marketing and $2.2 million to general and administrative. For the six months ended March 31, 2009, equity-based compensation was $5.6 million, allocated as follows: $0.3 million to cost of goods sold, $1.6 million to research and development, $0.8 million to sales and marketing and $2.9 million to general and administrative. For the six months ended March 31, 2008, equity-based compensation was $4.7 million, allocated as follows: $0.2 million to cost of goods sold, $1.1 million to research and development, $0.6 million to sales and marketing and $2.8 million to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS No. 123(R) are reflected in net income.

The quarter ended March 31, 2008 is the first quarter during in which the Company reported equity-based compensation expense under SFAS No. 123(R) in respect of stock options granted to the Company’s four most senior executives as approved by the Company’s stockholders on January 2, 2008 (the “Performance Options”). Of the $2.4 million of equity-based compensation for the three months ended March 31, 2009, $1.0 million was due to equity-based compensation expense which resulted from the grant of the Performance Options. Of the $3.1 million of equity-based compensation for the three months ended December 31, 2008, $1.6 million was due to equity-based compensation expense which resulted from the grant of the Performance Options. Of the $3.7 million of equity-based compensation for the three months ended March 31, 2008, $2.0 million was due to equity-based compensation expense which resulted from the grant of the Performance Options. Of the $5.6 million of equity-based compensation for the six months ended March 31, 2009, $2.5 million was due to equity-based compensation expense which resulted from the grant of the Performance Options. Of the $4.7 million of equity-based compensation for the three months ended March 31, 2008, $2.0 million was due to equity-based compensation expense which resulted from the grant of the Performance Options.

(2)	The Company has incurred restructuring expenses, included in its GAAP presentation of operating expenses, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to formal restructuring plans approved by the Board of Directors/management in June 2006, September 2006, November 2006, September 2007, February 2009 and March 2009. For the three months ended March 31, 2009, restructuring costs totaled $1.0 million, which relates mainly to the severance and other employee related costs incurred in relation to the two restructuring plans announced during the quarter ended March 31, 2009. As part of these restructuring activities, the Company reduced its global workforce by 96 employees and closed its facility in Tel Aviv, Israel. For the three months ended December 31, 2008, costs related to exiting and terminating facilities leases totaled approximately $0.1 million due mainly to changes in the projected operating expenses over the remaining term of the leases. For the three months ended March 31, 2008, cost related to exiting and terminating 2 facility leases totaled approximately $47,000 and severance and benefits decreased for over accrued employer taxes of approximately $3,000. For the six months ended March 31, 2009, restructuring costs totaled $1.1 million, out of which $1.0 million relates to the severance and other employee related cost incurred in relation to the two restructuring plans announced during the quarter ended March 31, 2009 and $0.1 million relates to facilites and lease costs in respect of the earilier restructuring plans. For the six months ended March 31, 2008, restructuring costs were $0.1 million. The severance and benefits costs totaled approximately $80,000. The facilities lease costs totaled approximately $30,000. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past operational performance.

(3)	This represents amortization of purchased intangible assets, principally purchased technology, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) and SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed” (“SFAS No. 86”). For the three months ended March 31, 2009, amortization of purchased intangible assets was $0.9 million allocated to cost of goods sold, which primarily include the amortization of the acquired assets from recent acquisitions. For the three months ended December 31, 2008, amortization of purchased intangible assets was $1.1 million allocated to cost of goods sold, which primarily includes the amortization of the acquired assets from recent acquisitions. For the three months ended March 31, 2008, there was no amortization of purchased intangible assets. For the six months ended March 31, 2009, amortization of purchased intangible assets was $2.1 million, allocated to cost of goods sold, which prmarily include the amortization of the acquired assets from recent acquisitions. For the six months ended March 31, 2008, amortization of purchased intangible assets was $0.1 million allocated to cost of goods sold. Future acquisitions may cause amortization expenses to be higher than these amounts.

(4)	This represents impairment of goodwill and purchased intangible assets in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) and SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed” (“SFAS No. 86”). For the three months and six months ended March 31, 2009, impairment of purchased intangible assets was $11.9 million and impairment of goodwill was $33.2 million, which include the impairments of the acquired assets from recent acquisitions. There were no impairment charges recorded on purchased intangible assets or goodwill in the other periods presented. SFAS 142 and SFAS 144 adjustments typically occur when the financial performance of the business utilizing the affected assets falls below certain thresholds or certain assets are designated as held for sale. Accordingly, SFAS 142 and SFAS 144 related asset impairment are generally unpredictable and several factors could result in further impairment of the remaining goodwill and other intangible assets in the future periods.